UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2019

Sterling Bancorp

(Exact name of registrant as specified in its charter)

Delaware	001-35385	80-0091851
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

400 Rella Boulevard, Montebello, New York		10901
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (845) 369-8040

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	STL	New York Stock Exchange
Depositary Shares, each representing 1/40th interest in a share of 6.50% Non-cumulative Perpetual Preferred Stock, Series A	STLPRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On December 16, 2019, Sterling Bancorp (the “Company”) completed its previously announced public offering of $275,000,000 aggregate principal amount of its 4.00% Fixed-to-Floating Rate Subordinated Notes due 2029 (the “Notes”). The Notes will initially be treated as Tier 2 capital for regulatory purposes.

The offering of the Notes was consummated pursuant to the terms of an Underwriting Agreement (the “Underwriting Agreement”), dated December 12, 2019, between the Company, as issuer, and Sandler O’Neill & Partners, L.P., Keefe, Bruyette & Woods, Inc. and U.S. Bancorp Investments, Inc., as representatives of the several underwriters named in Schedule A thereto, and pursuant to the Company’s registration statement dated March 7, 2018 on Form S-3 (File No. 333-223495), as supplemented by the prospectus supplement, dated December 12, 2019 (the “Prospectus Supplement”), filed with the Securities and Exchange Commission on December 13, 2019. The Underwriting Agreement includes customary representations, warranties and covenants, indemnification rights and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement: (i) were made only for purposes of the Underwriting Agreement and as of specific dates; (ii) were solely for the benefit of the parties to the Underwriting Agreement; and (iii) are not representations of factual information to investors about the Company or its subsidiaries.

The Notes were issued pursuant to the Indenture, dated as of December 16, 2019 (the “Base Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of December 16, 2019 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and the Trustee.

From and including the date of issuance to, but excluding, December 30, 2024, the Notes will bear interest at an initial fixed rate of 4.00% per annum, payable semi-annually in arrears on June 30 and December 30 of each year, commencing on June 30, 2020. Thereafter, from December 30, 2024 through the maturity date, December 30, 2029, or earlier redemption date, the Notes will bear interest at a floating per annum rate equal to a benchmark rate, which is expected to be Three-Month Term SOFR (each as defined in the Indenture and described in the Prospectus Supplement under “Description of the Notes – Interest”), plus 253 basis points, payable quarterly in arrears on March 30, June 30, September 30 and December 30 of each year. Notwithstanding the foregoing, if the benchmark rate is less than zero, then the benchmark rate shall be deemed to be zero.

The Notes will be unsecured, subordinated obligations of the Company and: (i) will rank junior in right of payment and upon the Company’s liquidation to any of the Company’s existing and all of the Company’s future senior indebtedness; (ii) will rank junior in right of payment and upon the Company’s liquidation to any of the Company’s general creditors; (iii) will rank equally in right of payment and upon the Company’s liquidation with all of the Company’s existing and all future indebtedness the terms of which provide that such indebtedness ranks equally with promissory notes, bonds, debentures and other evidences of indebtedness of types that include the Notes; (iv) will rank senior in right of payment and upon the Company’s liquidation to any of the Company’s future indebtedness the terms of which provide that such indebtedness ranks junior in right of payment to promissory notes, bonds, debentures and other evidences of indebtedness of types that include the Notes; and (v) will be structurally subordinated to all of the Company’s existing and future indebtedness, deposits and other liabilities of the Company’s current and future subsidiaries, including without limitation, Sterling National Bank’s liabilities to depositors in connection with the deposits and subordinated debt issued by Sterling National Bank, as well as liabilities to general creditors and liabilities arising during in the ordinary course of business or otherwise.

The Company may, at its option, beginning with the interest payment date of December 30, 2024 and on any interest payment date thereafter, redeem the Notes, in whole or in part, from time to time, subject to obtaining the prior approval of the Board of Governors of the Federal Reserve System (the “Federal Reserve”) to the extent such approval is then required under the rules of the Federal Reserve, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest to but excluding the date of redemption. The Company may redeem the Notes at any time, including prior to December 30, 2024, in whole, but not in part, subject to obtaining the prior approval of the Federal Reserve to the extent such approval is then required under the rules of the Federal Reserve, if: (i) an amendment or change (including any announced prospective amendment or change) in law occurs that could prevent the Company from deducting interest payable on the Notes for U.S. federal income tax purposes; (ii) a subsequent event occurs that could preclude the Notes from being recognized as Tier 2 Capital for regulatory capital purposes; or (iii) the Company is required to register as an investment company under the Investment Company Act of 1940, as amended, in each case, at a redemption price equal to 100% of the principal amount of the Notes plus any accrued and unpaid interest to but excluding the redemption date. The Notes will not have the benefit of any sinking fund.

There is no right of acceleration of maturity of the Notes in the case of default in the payment of principal of, premium, if any, or interest on, the Notes or in the performance of any other obligation of the Company under the Notes or the Indenture. The Indenture provides that holders of the Notes may accelerate payment of indebtedness only upon certain events of bankruptcy or insolvency involving the Company or Sterling National Bank.

The foregoing descriptions of the Underwriting Agreement, the Indenture and the Notes are each qualified in their entirety by reference to the full text of the Underwriting Agreement, the Base Indenture and the Supplemental Indenture and the Notes, respectively, copies of which are attached hereto as Exhibit 1.1, Exhibit 4.1, Exhibit 4.2, and Exhibit 4.3, respectively, and are incorporated herein by reference. A copy of the opinion of Squire Patton Boggs (US) LLP, counsel to the Company, relating to the legality of the Notes is filed as Exhibit 5.1 hereto.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 8.01	Other Events

On December 12, 2019, the Company issued a press release announcing the pricing of its offering of the Notes. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On December 16, 2019, the Company issued a press release announcing the completion of its offering of the Notes. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)       Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated December 12, 2019
4.1	Indenture, dated as of December 16, 2019, by and between Sterling Bancorp and U.S. Bank National Association, as trustee
4.2	First Supplemental Indenture, dated as of December 16, 2019, by and between Sterling Bancorp and U.S. Bank National Association, as trustee
4.3	Form of 4.00% Fixed-to-Floating Subordinated Notes due 2029 (attached as Exhibit A in Exhibit 4.2 hereto)
5.1	Opinion of Squire Patton Boggs (US) LLP
99.1	Press Release, dated December 12, 2019
99.2	Press Release, dated December 16, 2019
23.1	Consent of Squire Patton Boggs (US) LLP (included in Exhibit 5.1 hereto)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

STERLING BANCORP

Date: December 16, 2019	By:	/s/ Luis Massiani
Luis Massiani
Senior Executive Vice President and Chief Financial Officer